                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A


             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported)     April 19, 1996.



                     U.S. RESTAURANT PROPERTIES MASTER L.P.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           DELAWARE                       1-9079               41-1541631
(STATE OR OTHER JURISDICTION OF   COMMISSION FILE NUMBER    (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                              5310 Harvest Hill Rd.
                                Suite 270, LB 168
                               Dallas, Texas 75230
            (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)



                                  214-387-1487
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)(3)    Financial Statements of Burger King Limited Partnership II

          Independent Auditors' Report
          Balance Sheets at December 31, 1995 and 1994
          Statements of Partners' Capital (Deficit) for the years ended December
           31, 1995, 1994 and 1993
          Statements of Operations for the years ended December 31, 1995, 1994 and 1993
          Statements of Cash Flows for the years ended December 31, 1995, 1994 and 1993
          Notes to Financial Statements - December 31, 1995, 1994 and 1993
          Schedule III - Real Estate and Accumulated Depreciation

          Financial Statements of WW Services, Inc.

          Independent Auditor's Report
          Comparative Balance Sheet at September 30, 1995 and 1994 Comparative Statement of Income and Retained Earnings for the years ended September 30, 1995 and 1994
          Comparative Statement of Income and Retained Earnings for the years ended September 30, 1995 and 1994
          Comparative Statement of Cash Flows for the years ended September
           30, 1995 and 1994
          Notes to Financial Statements - September 30, 1995

          Financial Statements of Wiggins Enterprises, Inc.

          Independent Auditors' Report
          Balance Sheet at September 30, 1995
          Statement of Income for the nine months ended September 30, 1995 Statement of Retained Earnings for the nine months ended September
           30, 1995
          Statement of Cash Flows for the nine months ended September 30, 1995 Schedule of General and Administrative Expenses for the nine months ended September 30, 1995
          Notes to Audited Financial Statements - September 30, 1995

          Financial Statements of Selected Properties of Fast Food Properties, L.P., Fast Food Properties II, L.P., Ohio Properties, L.P., and Select Properties, L.P. (Hirsh Acquisition)

          Report of Independent Certified Public Accountants
          Schedule of Rental Income and Direct Operating Expenses -- Year Ended
           December 31, 1995
          Notes to Schedule
          Independent Auditors' Report on Supplemental Material
          Schedule of Rental Income and Direct Operating Expenses -- By Location

          Financial Statements of Motel Enterprises, Inc. (Dairy Queen Acquisition)

          Independent Auditors' Report
          Statement of Direct Revenues and Operating Expenses -- Year Ended
           December 31, 1995
          Notes to Statement of Direct Revenues and Operating Expenses

(b)       Pro Forma Financial Information

(c)       Exhibits

          23(a)  Consent of KPMG Peat Marwick L.L.P.
          23(b)  Consent of Tanner & Long, P.C.
          23(c)  Consent of Thigpen & Lanier.
          23(d)  Consent of BDO Seidman, LLP
          23(e)  Consent of William C. Love

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Partnership has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:     April 30, 1996           U.S. RESTAURANT PROPERTIES MASTER L.P.

                                   By:  U.S. RESTAURANT PROPERTIES, INC.,
                                        its Managing General Partner


                                   By: /s/ Robert J. Stetson
                                      ------------------------------------
                                         Robert J.  Stetson
                                         President, Chief Executive Officer

                    INDEPENDENT AUDITOR'S REPORT

The Partners
Burger King Limited Partnership II:

We have audited the accompanying balance sheets of Burger King Limited Partnership II (a New York limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, partners' capital (deficit) and cash flows for each of the years in the three-year period ended December 31, 1995 and the related schedule. These financial statements and financial statement schedule are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burger King Limited Partnership II as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles. Also in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therin.

                                           /s/ KPMG PEAT MARWICK LLP


Boston, Massachusetts
February 2, 1996, except as to Note 5,
 which is as of March 25, 1996

                       BURGER KING LIMITED PARTNERSHIP II
                                 BALANCE SHEETS
                           December 31, 1995 and 1994


ASSETS                                        1995              1994
- ------                                     ----------       -----------
Real estate at cost (Note 4):
  Land                                     $        -       $ 3,576,544
  Building                                          -         5,431,714
  Fixtures and equipment                            -         2,675,310
                                           ----------       -----------
                                                    -        11,683,568
Less accumulated depreciation                       -        (5,762,960)
                                           ----------       -----------
                                                    -         5,920,608

Real estate held for sale (Notes 4 and 5)   5,617,793                 -
Cash and cash equivalents                     653,171           680,377
Rent receivable and other assets              232,047           121,417
                                           ----------       -----------

    TOTAL ASSETS                           $6,503,011       $ 6,722,402
                                           ----------       -----------
                                           ----------       -----------

LIABILITIES AND PARTNERS' CAPITAL
- ---------------------------------
Liabilities:
  Accounts payable and accrued expenses    $  271,548       $    44,073
  Due to affiliates                             1,300             1,397
  Distributions payable (Note 8)              553,173           580,378
                                           ----------       -----------
    Total Liabilities                         826,021           625,848
                                           ----------       -----------
Partners' Capital (Deficit):
  General Partner                             (61,128)          (54,272)
  Limited Partners (15,000 interests
   outstanding)                             5,738,118         6,150,826
                                           ----------       -----------
    Total Partners' Capital                 5,676,990         6,096,554
                                           ----------       -----------
      TOTAL LIABILITIES AND PARTNERS'
       CAPITAL                             $6,503,011       $ 6,722,402
                                           ----------       -----------
                                           ----------       -----------

                  STATEMENTS OF PARTNERS' CAPITAL (DEFICIT)
             For the years ended December 31, 1995, 1994 and 1993

                                       LIMITED        GENERAL
                                       PARTNERS       PARTNER       TOTAL
                                      -----------    ---------   -----------
BALANCE AT DECEMBER 31, 1992          $ 6,669,624    $ (59,324)  $ 6,610,300
Net income                              1,561,823       94,704     1,656,527
Distributions to partners (Note 8)     (1,819,297)     (90,192)   (1,909,489)
                                      -----------    ---------   -----------
BALANCE AT DECEMBER 31, 1993            6,412,150      (54,812)    6,357,338
Net income                              1,575,396       97,210     1,672,606
Distributions to partners (Note 8)     (1,836,720)     (96,670)   (1,933,390)
                                      -----------    ---------   -----------
BALANCE AT DECEMBER 31, 1994            6,150,826      (54,272)    6,096,554
Net income                              1,627,390       94,130     1,721,520
Distributions to partners (Note 8)     (2,040,098)    (100,986)   (2,141,084)
                                      -----------    ---------   -----------
BALANCE AT DECEMBER 31, 1995          $ 5,738,118    $ (61,128)  $ 5,676,990
                                      -----------    ---------   -----------
                                      -----------    ---------   -----------


See accompanying notes to the financial statements.

                       BURGER KING LIMITED PARTNERSHIP II

                           STATEMENTS OF OPERATIONS
             For the years ended December 31, 1995, 1994 and 1993

INCOME                                        1995          1994           1993
- ------                                     ----------    ----------    ----------
Rental income (Note 4)                     $2,685,255    $2,611,183    $2,501,191
Interest income                                32,828        19,959        14,934
Miscellaneous income                            1,830         1,800         2,182
                                           ----------    ----------    ----------
  Total Income                              2,719,913     2,632,942     2,518,307
                                           ----------    ----------    ----------

EXPENSES
- --------
Depreciation                                  200,942       271,586       272,833
Ground lease rent (Note 4)                    359,430       365,772       344,570
Management fee (Note 6)                       232,571       224,540       215,660
General and administrative                    255,268        98,438        72,824
                                           ----------    ----------    ----------
  Total Expenses                            1,048,211       960,336       905,887
                                           ----------    ----------    ----------
Income from operations                      1,671,702     1,672,606     1,612,420
                                           ----------    ----------    ----------
OTHER INCOME
- ------------
Gain on sale of property (Notes 4 and 6)       49,818                      44,107
                                           ----------    ----------    ----------
  NET INCOME                               $1,721,520    $1,672,606    $1,656,527
                                           ----------    ----------    ----------
                                           ----------    ----------    ----------
NET INCOME ALLOCATED:
- ---------------------
To the General Partner                     $   94,130    $   97,210    $   94,704
To the Limited Partners                     1,627,390     1,575,396     1,561,823
                                           ----------    ----------    ----------
                                           $1,721,520    $1,672,606    $1,656,527
                                           ----------    ----------    ----------
                                           ----------    ----------    ----------
PER LIMITED PARTNERSHIP INTEREST
 (15,000 OUTSTANDING)                      $   108.49    $   105.03    $   104.12
                                           ----------    ----------    ----------
                                           ----------    ----------    ----------





See accompanying notes to the financial statements.

                       BURGER KING LIMITED PARTNERSHIP II

                           STATEMENTS OF CASH FLOWS
              For the years ended December 31, 1995, 1994 and 1993


CASH FLOWS FROM OPERATING ACTIVITIES:                 1995          1994           1993
- -------------------------------------              -----------   -----------   -----------
Net income                                        $  1,721,520   $ 1,672,606   $ 1,656,527
Adjustments to reconcile net income to net cash
 provided by operating activities:
  Depreciation                                         200,942       271,586       272,833
  Gain on sale of property                             (49,818)            -       (44,107)
  Increase (decrease) in cash arising from
   changes in operating assets and
   liabilities:
    Rent receivable and other assets                  (110,630)       (5,899)      (33,142)
    Accounts payable and accrued expenses              227,475        (3,406)        5,979
    Due to affiliates                                      (97)       (1,498)        1,295
                                                   -----------   -----------   -----------
Net cash provided by operating activities            1,989,392     1,933,389     1,859,385
                                                   -----------   -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
- -------------------------------------
    Proceeds from sale of property                     151,691             -       132,058
                                                   -----------   -----------   -----------
Net cash provided by investing activities              151,691             -       132,058
                                                   -----------   -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
- -------------------------------------
    Cash distributions to partners                  (2,168,289)   (1,879,872)   (2,202,098)
                                                   -----------   -----------   -----------
Net cash used for financing activities              (2,168,289)   (1,879,872)   (2,202,098)
                                                   -----------   -----------   -----------
Net increase (decrease) in cash and cash
 equivalents                                           (27,206)       53,517      (210,655)
Cash and cash equivalents at beginning of year         680,377       626,860       837,515
                                                   -----------   -----------   -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR           $   653,171   $  680,377    $   626,860
                                                   -----------   -----------   -----------
                                                   -----------   -----------   -----------


See accompanying notes to the financial statements.

                       BURGER KING LIMITED PARTNERSHIP II

                         NOTES TO FINANCIAL STATEMENTS
                        December 31, 1995, 1994 and 1993

1. ORGANIZATION

Burger King Limited Partnership II (the "Partnership") was formed as a New York limited partnership on August 23, 1982. The Partnership was formed for the purpose of acquiring, constructing, improving, holding, and maintaining Burger King restaurants (the "Properties"). The Properties are leased on a long-term net basis to franchisees of Burger King Corporation ("Burger King").

The general partner is BK II Properties Inc. (the "General Partner"), formerly Shearson/BK Properties, Inc., an affiliate of Lehman Brothers Inc. On July 31, 1993, certain of Shearson Lehman Brothers Inc.'s domestic retail brokerage and management businesses were sold to Smith Barney, Harris Upham & Co. Inc. Included in the purchase was the name "Shearson." Consequently, the General Partner's name was changed to delete any reference to "Shearson."

2. SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING   The accompanying financial statements have been prepared
on the accrual basis of accounting in accordance with generally accepted accounting principles. Revenues are recognized as earned and expenses are recorded as obligations are incurred. Partnership's revenue is realized from base and percentage rents received on each individual property. Base rents on the leased properties increase in an amount equal to corresponding increases in expenses incurred pursuant to the underlying ground leases. Accordingly, the net base rents that the Partnership receives do not change during the lease terms.

REAL ESTATE INVESTMENTS   Real estate investments, which consist of
buildings, fixtures and improvements and, in some cases, the underlying land are recorded at cost less accumulated depreciation. Cost includes the initial purchase price of the Properties plus closing costs, acquisition and legal fees and original capital improvements. Depreciation of buildings is computed using the straight-line method over an estimated useful life of 20 years. Depreciation of the fixtures and improvements was computed under the straight-line method over an estimated useful life of 7 years. The Partnership's Properties held for sale are recorded at the lower of amortized cost or fair market value.

ACCOUNTING FOR IMPAIRMENT   In March 1995, the Financial Accounting Standards
Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("FAS 121"), which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. FAS 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Partnership adopted FAS 121 in the fourth quarter of 1995. Based on current circumstances, adoption of FAS 121 had no impact on the Partnership's financial statements.

CASH EQUIVALENTS   Cash equivalents consist of short-term highly liquid
investments which have maturities of three months or less from the date of purchase. The carrying value approximates fair value because of the short maturity of these instruments.

CONCENTRATION OF CREDIT RISK   Financial instruments which potentially
subject the Partnership to a concentration of credit risk principally consist of cash in excess of the financial institutions' insurance limits. The Partnership invests available cash with high credit quality financial institutions.

INCOME TAXES   No provision for income taxes has been made in the financial statements of the Partnership since such taxes are the responsibility of the individual partners rather than of the Partnership.

USE OF ESTIMATES   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. PARTNERSHIP ALLOCATIONS

ALLOCATION OF INCOME AND LOSS   In accordance with the partnership agreement
dated August 23, 1982 (the "Partnership Agreement"), credits and income or gain from the Partnership's operations are allocated, without regard to depreciation, in proportion to distributions of net cash flows from operations made to the partners. To the extent that any such income or gain exceeds distributions in any year, such excess shall be allocated 95% to the limited partners and 5% to the General Partner. Depreciation shall be allocated annually in proportion to the partners' respective capital accounts as of the beginning of the year.

                       BURGER KING LIMITED PARTNERSHIP II

Net income is allocated monthly, and is apportioned to the limited partners of the Partnership in the pro rata basis in which the number of interests owned by each limited partner on the last day of the month bears to the total number of interests owned by the General Partner and all the limited partners as of that date. At December 31, 1995, 1994 and 1993 and for the years then ended, there were 15,000 units of limited partnership interests outstanding (the "Interests").

Gains with respect to disposition of the Properties shall be allocated as follows: first, 99% to the limited partners and 1% to the General Partner until the limited partners achieve payout as defined in the Partnership Agreement ("Payout"); second, to any partner in an amount sufficient to increase his negative capital account to zero; and third, 88.89% to the limited partners and 11.11% to the General Partner. Subsequent to Payout gains shall be allocated to the General Partner until his capital account equals 11.11% of the aggregate outstanding capital balances of all the partners and any remaining gain shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

Prior to Payout, losses shall be allocated 99% to the limited partners and 1% to the General Partner. Subsequent to Payout, losses shall be allocated 88.89% to the limited partners and 11.11% to the General Partner.

CASH DISTRIBUTIONS   Distributions of net cash flows from operations are made
quarterly, and are allocated 95% to the limited partners and 1% to the General Partner, with the remaining 4% distributed to the limited partners to the extent that cash distributions to the limited partners for the Partnership's fiscal year do not equal at least 12.5% of their remaining invested capital and the remainder, if any, is distributed to the General Partner. For the year ended December 31, 1995, distributions to the limited partners were in excess of a 12.5% return on their remaining invested capital as defined in the Partnership Agreement.

Distributions of net property disposition proceeds are made quarterly and are allocated 99% to the limited partners and 1% to the General Partner until Payout. After Payout, Burger King receives an additional management fee equal to 10% of the net property disposition proceeds, and the remainder is distributed 88.89% to the limited partners and 11.11% to the General Partner. As of December 31, 1995, Payout had not occurred.

4. REAL ESTATE

As of December 31, 1995, the Partnership owned 29 Properties, and as of December 31, 1994 and 1993, the Partnership owned 30 Properties, consisting of the restaurant buildings, fixtures and improvements, and in some cases, the underlying land.

The leases between the Partnership and the franchisees (the "Leases") had an initial term of 20 years with no renewal options. With respect to those Properties in which the Partnership does not own the underlying land, there is a ground lease between the Partnership and Burger King (collectively, the "Ground Leases"). The Ground Leases had an initial term of 10 years with a minimum of two five-year renewal options. All of the Leases expire in the year 2003 or 2004. Minimum future rentals on the noncancelable term of the Leases and the related Ground Leases as of December 31, 1995 are as follows:

                           MINIMUM         GROUND
     YEAR ENDING            RENTAL         LEASE
     DECEMBER 31,           INCOME       OBLIGATION
     ------------        -----------     ----------
       1996              $ 2,029,175     $  355,992
       1997                2,029,175        355,992
       1998                2,043,609        373,417
       1999                2,088,812        418,979
       2000                2,092,366        422,757
       Thereafter          5,557,306      1,160,619
                         -----------     ----------
                         $15,840,443     $3,087,756
                         -----------     ----------
                         -----------     ----------

The Leases are on a net basis and the franchisees are required to pay all taxes, assessments, maintenance costs, insurance premiums and other impositions against the premises. The lessee is also required to make percentage rental payments to the extent that 8.5% of such lessee's gross sales exceed the minimum base rent paid by the lessee. Percentage rental income for the years ended December 31, 1995, 1994, and 1993 was $634,378, $529,695 and $432,053, respectively.

                       BURGER KING LIMITED PARTNERSHIP II

During the year ended December 31, 1995, the Partnership sold the following
Property:

                     DATE       ADJUSTED       NET         GAIN
                      OF        SELLING        BOOK         ON
STORE                SALE        PRICE        VALUE        SALE
- -----              -------     ----------    --------     -------
Ferguson, MO       6/30/95      $151,691     $101,873     $49,818

5. PROPOSED SALE OF REAL ESTATE

The Partnership has agreed, subject to the satisfaction of certain conditions, to sell 17 of the Partnership's Properties owned in fee simple and to assign all of its rights in 11 of the Partnership's Properties subject to ground leases (the "Leased Properties") to U.S. Restaurant Properties Operating L.P., a Delaware limited partnership (the "Buyer"), pursuant to an Agreement of Purchase and Sale, dated as of October 11, 1995, as amended as of January 9, 1996 (the "Purchase Agreement").

Pursuant to the terms of the Purchase Agreement, subject to the satisfaction of certain conditions, the Buyer agreed to acquire the Properties for consideration in the amount of $17,025,00 in cash (the "Purchase Price"), subject to adjustments and prorations for base and percentage rents as well as certain other charges payable in respect of the Properties and adjustments in respect of certain closing costs (the "Proposed Sale"). The Purchase Price is also subject to an increase of $200,000 to an aggregate of $17,225,000 if the Partnership elects to include a restaurant located in Marietta, Georgia (the "Marietta Property") in the Proposed Sale. The General Partner is pursuing parties that may have an interest in purchasing the Marietta Property for a price in excess of $200,000. If the General Partner is unsuccessful in locating a potential purchaser, the Partnership would, in all likelihood, include the Marietta Property in the Proposed Sale.

Pursuant to Section 8.3 of the Agreement of Limited Partnership dated as of August 23, 1982, as amended as of October 19, 1982 (the "Partnership Agreement"), the limited partners of the Partnership (the "Unitholders") have the right to vote (assuming certain conditions described in the Partnership Agreement are met) only upon certain matters and Unitholders voting a majority in interest may, without the concurrence of the General Partner, cause, among other things, the disapproval of any sale of all or substantially all of the assets of the Partnership in a single sale. The Proposed Sale would constitute a sale of all or substantially all of the Partnership's assets. Accordingly, Unitholders have the right to disapprove the Proposed Sale.

On March 25, 1996, a proxy statement was mailed to the Unitholders which describes the terms of the Proposed Sale and presents the Unitholders with the opportunity to call a meeting to consider whether to disapprove the Proposed Sale. In order to effect a vote to disapprove the Proposed Sale, Unitholders holding 10% or more in interest of the outstanding limited partnership interests (the "Units") must submit written requests for a meeting of the Unitholders pursuant to the Partnership Agreement. While the General Partner may call a meeting of the Unitholders for any purpose, the General Partner believes that the Proposed Sale is in the best interest of the Unitholders and has, therefore, determined not to call a meeting for the purpose of considering the disapproval of the Proposed Sale.

If the Partnership receives written requests from Unitholders holding 10% or more in interest of the outstanding Units on or before April 30, 1996, the General Partner will be required to call a meeting of the Unitholders to consider the disapproval of the Proposed Sale. If a meeting of the Unitholders is called, and the Proposed Sale is disapproved by a majority in interest of the Unitholders, the Purchase Agreement will be terminated pursuant to its terms, and the Partnership will continue to operate the Properties and distribute the cash flow from operations to the Unitholders in accordance with the Partnership Agreement. If, however, a meeting of the Unitholders is called, and Unitholders holding less than a majority in interest vote to disapprove the Proposed Sale, the Proposed Sale will be consummated pursuant to the terms and subject to the conditions set forth in the Purchase Agreement.

6. MANAGEMENT AGREEMENT

The Partnership has entered into agreements with Burger King for the management of the Properties. These agreements provide for a fee equal to 10% of the rents received by the Partnership from the Properties, as defined in the Partnership Agreement. To the extent the annual rental income from the Properties is less than 15% of the Partnership's investments in the Properties, Burger King is required to refund all or a portion of such management fee to provide the Partnership with a 15% return on funds invested in the Properties. At December 31, 1995 and 1994, no such amounts were due from Burger King.

Pursuant to an indemnity agreement, Burger King is obligated to contribute minimum monthly rent payments in the event of a default under the Leases up to the indemnity amount, as defined below. The indemnity amount was originally 10% of the Partnership's original investment in the Properties as defined in the Partnership Agreement, or $1,295,797. The indemnity amount may be decreased by the amount of the minimum monthly rent payments made by Burger King to the Partnership pursuant to the indemnity agreement. In 1988 and subsequent years, the indemnity amount was decreased on an annual basis by an amount equal to the greater of (1) payments made by Burger King

                       BURGER KING LIMITED PARTNERSHIP II

pursuant to the indemnity agreement or (2) 6-2/3% of the fifth year amount of the indemnity until it is reduced to zero. On December 31, 1995, the indemnity amount was approximately $518,396.

The Property located in Milan, Tennessee ceased operations on September 9, 1994 and re-opened on April 10, 1995. Burger King funded the minimum monthly rent payments to the Partnership during the interim period in accordance with the indemnity agreement.

During 1990, a Property located in Downey, California ceased operations and subsequently defaulted on its minimum rent obligations. Burger King funded minimum monthly rent payments to the Partnership in accordance with the indemnity agreement, and in February 1993, the Partnership sold the Property located in Downey, California to a third-party. The restaurant, at the date of sale, had a net book value of $87,951, resulting in a gain on sale of $44,107.

7. TRANSACTIONS WITH AFFILIATES

The amount of fees received for services performed and reimbursements for expenses incurred on the Partnership's behalf by affiliates as of December 31, 1995, 1994 and 1993 was $5,805, $3,185 and $5,787, respectively, of which
$1,300 and $1,397 were unpaid at December 31, 1995 and 1994, respectively.

Cash and cash equivalents reflected on the Partnership's balance sheets at December 31, 1995 and 1994 were on deposit with an affiliate of the General Partner.

8. DISTRIBUTIONS

Distributions paid or payable to limited partners and the General Partner for the years ended December 31, 1995, 1994 and 1993, aggregated:

                                                1995                   1994                   1993
                                        --------------------   --------------------   --------------------
                                          TOTAL     PER UNIT     TOTAL     PER UNIT     TOTAL     PER UNIT
                                        ----------  --------   ----------  --------   ----------  --------
     Limited Partners
     ----------------
     Cash flow from operations          $1,889,924   $125.99   $1,836,720   $122.45   $1,688,559   $112.57
     Net property disposition proceeds     150,174     10.01            -         -      130,738      8.72
                                        ----------   -------   ----------   -------   ----------   -------
     TOTAL LIMITED PARTNERS             $2,040,098   $136.00   $1,836,720   $122.45   $1,819,297   $121.29
                                        ----------   -------   ----------   -------   ----------   -------
                                        ----------   -------   ----------   -------   ----------   -------
     General Partner
     ---------------
     Cash flow from operations          $   99,469         -   $   96,670         -   $   88,872         -
     Net property disposition proceeds       1,517         -            -         -        1,320         -
                                        ----------   -------   ----------   -------   ----------   -------
     TOTAL GENERAL PARTNER              $  100,986         -   $   96,670         -   $   90,192         -
                                        ----------   -------   ----------   -------   ----------   -------
                                        ----------   -------   ----------   -------   ----------   -------

As of December 31, 1995, the Partnership had declared distributions of $492,380, of which $467,761 ($31.18 per unit) was paid to limited partners and $4,924 was paid to the General Partner on January 30, 1996. The remaining portion in the amount of $19,695 was distributed to the General Partner in accordance with the Partnership Agreement.

Pursuant to the terms of the Partnership Agreement, 80% of the General Partner's quarterly distributions from operations are retained by the Partnership, until it is determined that the Unitholders have received their priority return as defined in the Partnership Agreement. For the year ended December 31, 1995, the Unitholders had received their priority return, and all amounts retained during 1995 were paid to the General Partner on January 30, 1996 in a distribution which amounted to $79,575, which included $19,695 for the fourth quarter of 1995.

                       BURGER KING LIMITED PARTNERSHIP II

9. RECONCILIATION OF FINANCIAL STATEMENT NET INCOME AND PARTNERS' CAPITAL TO FEDERAL INCOME TAX BASIS NET INCOME AND PARTNERS' CAPITAL

Reconciliation of financial statement net income to federal income tax basis net income:

                                                  YEARS ENDED DECEMBER 31,
                                            ------------------------------------
                                               1995         1994         1993
                                            ----------   ----------   ----------
     Financial statement net income         $1,721,520   $1,672,606   $1,656,527
     Tax basis depreciation over financial
      statement depreciation                  (235,055)    (264,175)    (275,980)
     Tax basis gain on sales of Properties
      over financial statement gain on
      sales of Properties                        9,959            -       14,625
     Other                                      61,962            -            -
                                            ----------   ----------   ----------
     FEDERAL INCOME TAX BASIS NET INCOME    $1,558,386   $1,408,431   $1,395,172
                                            ----------   ----------   ----------
                                            ----------   ----------   ----------

Reconciliation of financial statement basis partners' capital to federal income tax basis partners' capital:

                                                  YEARS ENDED DECEMBER 31,
                                            ------------------------------------
                                               1995         1994         1993
                                            ----------   ----------   ----------
     Financial statement basis
      partners' capital                     $5,676,990   $6,096,554   $6,357,338
     Current year financial statement
      net income over federal income
      tax basis net income                    (163,134)    (264,175)    (261,355)
     Cumulative federal income tax
      basis net income over cumulative
      financial statement net income         1,005,129    1,269,304    1,530,659
                                            ----------   ----------   ----------
     FEDERAL INCOME TAX BASIS
      PARTNERS' CAPITAL                     $6,518,985   $7,101,683   $7,626,642
                                            ----------   ----------   ----------
                                            ----------   ----------   ----------

Because many types of transactions are susceptible to varying interpretations under Federal and state tax laws and regulations, the amounts reported above may be subject to change at a later date upon final determination by the taxing authorities.

                      BURGER KING LIMITED PARTNERSHIP II
                       (a New York limited partnership)
           SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                             DECEMBER 31, 1995

                                                                     COSTS CAPITALIZED
                                                                         SUBSEQUENT
                                              INITIAL COSTS            TO ACQUISITION
                                        --------------------------     --------------
                                                     BUILDINGS AND     BUILDINGS AND
DESCRIPTION (A)          ENCUMBRANCES       LAND     IMPROVEMENTS      IMPROVEMENTS
- -------------------------------------------------------------------------------------
Redlands, CA             $          -   $  230,000      $  257,052     $          -
Garland, TX                         -      161,000         243,740                -
Nederland, TX                       -      300,000         342,229                -
St. Peters, MO                      -      215,000         301,636                -
Marietta, GA                        -      205,000         245,615                -
Corpus Christi, TX                  -      215,000         267,272                -
Pelham, AL                          -      144,444         262,154                -
Milan, TN                           -      117,000         258,015                -
Greenville, NC                      -      169,600         258,754                -
Phoenix, AZ                         -      225,000         249,631                -
Wilmington, NC                      -          (B)         249,393                -
South Bend, IN                      -      240,000         262,797                -
Riverdale, GA                       -      230,000         263,130                -
Kansas City, KS                     -          (B)         259,081                -
Erlanger, KY                        -          (B)         222,691                -
Ceres, CA                           -      216,000         284,204                -
Orange, CA                          -          (B)         229,192                -
Statesboro, GA                      -          (B)         238,748                -
Plano, TX                           -          (B)         258,457                -
Columbus, MS                        -      185,000         292,222                -
Marietta/Johnson, GA                -      200,000         230,977                -
Vernon, CT                          -          (B)         336,348                -
Hot Springs, AK                     -      200,000         318,240                -
Springfield, MA                     -          (B)         284,487                -
Tucson, AZ                          -          (B)         250,430                -
Glendale, AZ                        -          (B)         252,736                -
Mount Clemens, MI                   -          (B)         258,939                -
Rocky Mount, NC                     -      225,000         306,686                -
Greenville, MS                      -       98,500         294,186                -
                         ----------------------------------------------------------
                         $          -   $3,576,544      $7,779,042     $          -
                         ----------------------------------------------------------
                         ----------------------------------------------------------

                      BURGER KING LIMITED PARTNERSHIP II
                       (a New York limited partnership)
           SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                             DECEMBER 31, 1995

                               COST BASIS AT DECEMBER 31, 1995
                         ------------------------------------------
                                        BUILDINGS AND                   ACCUMULATED
DESCRIPTION (A)             LAND        IMPROVEMENTS       TOTAL        DEPRECIATION
- -------------------------------------------------------------------------------------
Redlands, CA             $  230,000      $  257,052     $   487,052      $  193,185
Garland, TX                 161,000         243,740         404,740         182,501
Nederland, TX               300,000         342,229         642,229         256,244
St. Peters, MO              215,000         301,636         516,636         225,850
Marietta, GA                205,000         245,615         450,615         183,218
Corpus Christi, TX          215,000         267,272         482,272         199,373
Pelham, AL                  144,444         262,154         406,598         195,556
Milan, TN                   117,000         258,015         375,015         192,469
Greenville, NC              169,600         258,754         428,354         186,553
Phoenix, AZ                 225,000         249,631         474,631         186,235
Wilmington, NC                              249,393         249,393         186,037
South Bend, IN              240,000         262,797         502,797         196,036
Riverdale, GA               230,000         263,130         493,130         195,549
Kansas City, KS                             259,081         259,081         193,263
Erlanger, KY                                222,691         222,691         164,874
Ceres, CA                   216,000         284,204         500,204         210,110
Orange, CA                                  229,192         229,192         169,688
Statesboro, GA                              238,748         238,748         178,096
Plano, TX                                   258,457         258,457         189,941
Columbus, MS                185,000         292,222         477,222         213,117
Marietta/Johnson, GA        200,000         230,977         430,977         168,461
Vernon, CT                                  336,348         336,348         246,468
Hot Springs, AK             200,000         318,240         518,240         233,040
Springfield, MA                             284,487         284,487         206,838
Tucson, AZ                                  250,430         250,430         180,518
Glendale, AZ                                252,736         252,736         181,592
Mount Clemens, MI                           258,939         258,939         184,555
Rocky Mount, NC             225,000         306,686         531,686         217,710
Greenville, MS               98,500         294,186         392,686         220,716
                         ----------------------------------------------------------
                         $3,576,544      $7,779,042     $11,355,586(D)   $5,737,793(C)
                         ----------------------------------------------------------
                         ----------------------------------------------------------

                      BURGER KING LIMITED PARTNERSHIP II
                       (a New York limited partnership)
           SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                             DECEMBER 31, 1995


                           YEAR OF               DATE                ESTIMATED
DESCRIPTION (A)          CONSTRUCTION          ACQUIRED             USEFUL LIFE
- -------------------------------------------------------------------------------
Redlands, CA                    1982            12/30/82           7 - 20 years
Garland, TX                     1983            01/06/83           7 - 20 years
Nederland, TX                   1983            01/21/83           7 - 20 years
St. Peters, MO                  1983            02/16/83           7 - 20 years
Marietta, GA                    1983            03/02/83           7 - 20 years
Corpus Christi, TX              1983            03/03/83           7 - 20 years
Pelham, AL                      1983            03/08/83           7 - 20 years
Milan, TN                       1983            03/10/83           7 - 20 years
Greenville, NC                  1983            03/11/83           7 - 20 years
Phoenix, AZ                     1983            03/11/83           7 - 20 years
Wilmington, NC                  1983            03/25/83           7 - 20 years
South Bend, IN                  1983            03/30/83           7 - 20 years
Riverdale, GA                   1983            03/30/83           7 - 20 years
Kansas City, KS                 1983            04/04/83           7 - 20 years
Erlanger, KY                    1983            04/26/83           7 - 20 years
Ceres, CA                       1983            15/13/83           7 - 20 years
Orange, CA                      1983            05/09/83           7 - 20 years
Statesboro, GA                  1983            05/18/83           7 - 20 years
Plano, TX                       1983            07/05/83           7 - 20 years
Columbus, MS                    1983            08/15/83           7 - 20 years
Marietta/Johnson, GA            1983            08/23/83           7 - 20 years
Vernon, CT                      1983            08/24/83           7 - 20 years
Hot Springs, AK                 1983            04/15/83           7 - 20 years
Springfield, MA                 1983            08/23/83           7 - 20 years
Tucson, AZ                      1983            09/29/83           7 - 20 years
Glendale, AZ                    1983            12/20/83           7 - 20 years
Mount Clemens, MI               1984            04/13/84           7 - 20 years
Rocky Mount, NC                 1984            02/29/84           7 - 20 years
Greenville, MS                  1984            06/22/84           7 - 20 years

(A) Represents Burger King restaurants.
(B) Properties operated under a ground lease.
(C) Depreciation is computed under the straight-line method.
(D) Federal income tax basis of the real estate at December 31, 1995 is $11,355,586.

                     BURGER KING LIMITED PARTNERSHIP II
                      (a New York limited partnership)
           SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION

                             DECEMBER 31, 1995

A summary of real estate held for investment and accumulated depreciation for the three years ended December 31, 1995, 1994 and 1993 is as follows:

REAL ESTATE INVESTMENTS:             1995          1994          1993
- -----------------------         -----------------------------------------
Beginning of year               $11,683,568    $11,683,568    $11,941,245
Deduct: real estate sold            327,982              0        257,677
                                -----------------------------------------
End of year                     $11,355,586    $11,683,568    $11,683,568
                                -----------------------------------------
                                -----------------------------------------

ACCUMULATED DEPRECIATION:
- -------------------------
Beginning of year               $ 5,762,960    $ 5,491,374    $5,388,267
Add: depreciation expense           200,942        271,586       272,833
Deduct: real estate sold            226,109              0       169,726
                                ----------------------------------------
End of year                     $ 5,737,793    $ 5,762,960    $5,491,374
                                -----------------------------------------
                                -----------------------------------------

                   INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders
WW Services, Inc.
Baxley, GA 31513

We have audited the accompanying balance sheets of WW Services, Inc. (an "S" corporation) as of September 30, 1995 and 1994, and the related statements of income, retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WW Services, Inc. as of September 20, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



/s/ Tanner and Long, P.C.
- ---------------------------------

Baxley, Georgia
February 26, 1996

                               WW SERVICES, INC.
                           COMPARATIVE BALANCE SHEET
                          SEPTEMBER 30, 1995 AND 1994

                                                   1995             1994
                                                ---------        ----------
ASSETS

CURRENT ASSETS
    Cash on Hand And In Banks                   $ 390,304        $  767,414
    Inventory                                     116,969           157,743
    Prepaid Expenses                               20,047            40,730
    Workmen's Compensation Reserve
         Account (Note 6)                          87,535            67,824
    Employee Advances                               1,381             1,000
    Notes Receivable - WW Foods, Inc.                   0            92,834
    Accrued Interest Receivable                         0             3,039
                                                ---------        ----------
    Total Current Assets                          616,236         1,130,584
                                                ---------        ----------
FIXED ASSETS
    Leasehold Improvements                        118,571           108,400
    Machinery & Equipment                         433,741           425,317
    Accumulated Depreciation                     (315,620)         (234,630)
                                                ---------        ----------
         Total Fixed Assets                       236,692           299,087
                                                ---------        ----------
TOTAL ASSETS                                    $ 852,928        $1,429,671
                                                ---------        ----------
                                                ---------        ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts Payable                            $ 213,095        $  276,057
    Accrued Rent                                   87,506           109,192
    Accrued Payroll Taxes                          16,782            21,864
    Accrued Sales Tax                              59,365            65,315
    Accrued Payroll                               109,576            91,152
    Accrued Garnishments                             (122)              (23)
    Note Payable - WW Foods, Inc.                  11,380            49,287
                                                ---------        ----------
         Total Current Liabilities                497,582           612,844
                                                ---------        ----------
         Total Liabilities                        497,582           612,844
                                                ---------        ----------
STOCKHOLDERS' EQUITY
    Capital Stock, No Par, 25,000 Shares
         Authorized, 1,000 Shares
         Outstanding                              146,000           146,000
    Retained Earnings                             209,346           670,827
                                                ---------        ----------
         Total Stockholders' Equity               355,346           816,827
                                                ---------        ----------
TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY                        $ 852,928        $1,429,671
                                                ---------        ----------
                                                ---------        ----------

             The accompanying notes to the financial statements
                   are an integral part of this statement.

                                  WW SERVICES, INC.
                COMPARATIVE STATEMENT OF INCOME AND RETAINED EARNINGS
                   FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                            1995                 1994
                                         -----------          -----------
SALES                                    $12,957,986          $12,779,439

COST OF SALES                              4,437,755            4,139,236
                                         -----------          -----------
    GROSS PROFIT                           8,520,231            8,640,203
                                         -----------          -----------
GENERAL AND ADMINISTRATIVE EXPENSES

    Salaries                               3,493,695            3,198,026
    Rent & Lease                           1,563,915            1,554,141
    Advertising                              569,477              483,439
    Management Fees                          706,108              636,669
    Royalties                                479,940              504,977
    Utilities & Telephone                    528,011              483,561
    Taxes & License                          441,406              389,773
    Insurance                                208,813              136,293
    Repairs & Maintenance                    255,968              249,651
    Legal & Accounting                        34,035               74,487
    Depreciation                              80,989               93,162
    Bank Service Charges                       8,103                9,157
    Dues & Subscriptions                       1,979                2,290
    Flowers & Gift Certificates                2,124                3,065
    Freight                                        0                  501
    Gas & Oil                                  1,407                2,149
    Linen & Laundry                           14,314               13,102
    Office Supplies & Postage                 12,391               11,387
    Pest Control                               7,527                6,509
    Supplies                                  44,187               47,454
    Training                                   8,694                4,139
    Uniforms                                  31,805               45,925
    Travel & Lodging                           2,758                1,839
    Miscellaneous                              5,137               12,344
    Security                                   4,013                2,576
    Casual Labor                               1,362                  533
                                         -----------          -----------

         Total General & Administrative
              Expenses                     8,508,158            7,967,149
                                         -----------          -----------

INCOME FROM OPERATIONS                        12,073              673,054
                                         -----------          -----------

OTHER INCOME (EXPENSE)
    Advertising Income                           542               23,095
    Interest Expense                          (1,500)              (1,558)
    Interest Income                           21,149               45,181
    Vendors Compensation                      15,817               14,375
    Miscellaneous Income                       6,660                8,476
    Theft Loss                                     0               (6,091)
                                         -----------          -----------
         Total Other Income (Expense)         42,668               83,478
                                         -----------          -----------

              NET INCOME                 $    54,741          $   756,532
                                         -----------          -----------

              The accompanying notes to the financial statements
                   are an integral part of this statement.

                                  WW SERVICES, INC.
                COMPARATIVE STATEMENT OF INCOME AND RETAINED EARNINGS
                                     (CONTINUED)
                   FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                        1995                1994
                                      ---------         -----------
NET INCOME                            $  54,741         $   756,532

BEGINNING RETAINED EARNINGS             670,827             978,308
    Distribution Of Earnings           (516,222)         (1,064,013)
                                      ---------         -----------
ENDING RETAINED EARNINGS              $ 209,346         $   670,827
                                      ---------         -----------
                                      ---------         -----------

             The accompanying notes to the financial statements
                   are an integral part of this statement.

                                  WW SERVICES, INC.
                         COMPARATIVE STATEMENT OF CASH FLOWS
                   FOR THE YEARS ENDED SEPTEMBER 30, 1995 AND 1994

                                                  1995               1994
                                               ---------         -----------
CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                 $  54,741         $   756,532
    Adjustments to Reconcile Net
         Income to Net Cash Provided
         By Operations:
              Depreciation                        80,989              93,162
              Decrease (Increase) In:
                   Workmens Comp. Reserve        (19,711)            (18,452)
                   Inventory                      40,774              (4,913)
                   Employee Advances                (381)               (650)
                   Prepaid Expenses               20,683             (15,195)
                   Accrued Interest Receivable     3,039                 237
              Increase (Decrease) In:
                   Accounts Payable              (62,962)              4,692
                   Accrued Rent                  (21,686)             18,592
                   Accrued Payroll                18,424              21,463
                   Accrued Payroll Taxes          (5,082)              4,791
                   Accrued Sales Taxes            (5,950)              7,192
                   Accrued Garnishments              (99)             (1,119)
                                               ---------         -----------
    Net Cash Provided by Operating
         Activities                              102,779             866,332
                                               ---------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Purchase of Fixed Assets                     (18,594)           (109,065)
    Repayment on Notes Receivable                 92,834             307,165
                                               ---------         -----------
    Net Cash Provided by Investing
         Activities                               74,240             198,100
                                               ---------         -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Repayment on Loans                           (37,907)                  0
    Loans - WW Foods, Inc.                             0              24,287
    Distributions to Shareholders               (516,222)         (1,064,013)
                                               ---------         -----------
    Net Cash Used by Financing
         Activities                             (554,129)         (1,039,726)
                                               ---------         -----------

NET INCREASE (DECREASE) IN CASH                 (377,110)             24,706

CASH AT BEGINNING OF YEAR                        767,414             742,708
                                               ---------         -----------

CASH AT END OF YEAR                            $ 390,304         $   767,414
                                               ---------         -----------
                                               ---------         -----------

              The accompanying notes to the financial statements
                   are an integral part of this statement.

                                  WW SERVICES, INC.
                            NOTES TO FINANCIAL STATEMENTS
                                  SEPTEMBER 30, 1995

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of WW Services, Inc. (the Company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

BUSINESS ACTIVITY

Through its thirteen franchised Hardee's restaurants, the Company sells food to the general public in Georgia and South Carolina.

INVENTORIES

Inventories consist primarily of raw food and supplies and are stated at the lower of cost (first-in, first-out) or market value.

FIXED ASSETS

Fixed Assets are carried at cost. Depreciation of fixed assets is provided using straight-line and accelerated methods for financial reporting and tax purposes at rates based on the following estimated useful lives:

                                        YEARS
                                        -----
         Leasehold Improvements            40
         Machinery and Equipment         5-12

Expenditures for major renewals and betterments that extend the useful lives of fixed assets are capitalized. Expenditures for maintenance and repairs are charged to expenses as incurred.

INCOME TAXES

The Corporation has elected to be taxed under provisions of the Internal Revenue Code whereby income tax liability is passed to the stockholders on their personal returns. Accordingly, no provision has been made for income taxes.

NOTE 2 - RELATED PARTY TRANSACTIONS

The following transactions occurred between the Company and other related parties:

    (A) The Company leases its real estate and a substantial portion of its equipment from WW Foods, Inc. (a brother-sister corporation). Lease expense on the facilities for the year amounted to $1,526,592 for 1995 and $1,549,907 for 1994. Accrued rent at September 30, 1995, was $87,506.

                             WW SERVICES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 1995


NOTE 2 - RELATED PARTY TRANSACTIONS (Continued)

         The Company borrowed and loaned funds to WW Foods, Inc. during the year. At September 30, 1995, notes receivable and payable were as follows:

                                 1995            1994
                               -------         -------
           Notes Receivable    $     0         $92,834
                               -------         -------
                               -------         -------
           Notes Payable       $11,380         $49,287
                               -------         -------
                               -------         -------

         Interest is recorded at the applicable federal rate. Interest income for the year ending September 30, 1994 was $3,039.

    (B) A shareholder owning a substantial portion of the Company's stock owns a business (sole-proprietorship) which provides management services to the Company. The Company paid management fees amounting to $706,108 for 1995 and $636,669 for 1994. Accounts payable at September 30, 1995 and 1994, for management fees were $51,167 and $56,216 respectively.

NOTE 3 - LEASING ARRANGEMENTS

The Company conducts its operations from facilities that are leased under a one year lease which is renewable in May of each year (see note 2A above). Future minimum lease payments could vary with changes in the lessor's interest rate on its adjusted rate notes to NationsBank of Georgia, N.A. Rentals under this lease obligation were $1,526,592 for 1995 and $1,549,907 for 1994.

The Company is lessee for four lots of land on which four of its restaurant operations are located.

    (A) Lot in Bryan County, Georgia leased for $12,500 per year, in addition to 1.5% of annual sales in excess of $833,333. The initial term of this lease runs through 1998 and the tenant may renew the lease for six periods of five years each (rental increases 10% each five-year period).

    (B) Lot in Garden City, Georgia leased for $3,950 per quarter, in addition to 1% of annual sales in excess of $600,000. The initial term of this lease runs through February, 1999, and may be renewed by tenant for three periods of five years each.

    (C) Lot in Brunswick, Georgia leased for $1,800 per month. This is a 20 year lease.

    (D) Lot in Brunswick, Georgia leased $1,000 per month through July, 1995, then reduces to $500 per month. This is a 20 year lease.

                             WW SERVICES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 1995


NOTE 3 - LEASING ARRANGEMENTS (Continued)

The following is a schedule of future minimum rental payments required under the above operating leases for 1996 through 2000:

           YEAR ENDING
           SEPTEMBER 30         AMOUNT
           ------------       -----------
              1996            $1,270,492
              1997             1,270,492
              1998             1,270,492
              1999             1,271,742
              2000             1,271,742
                              ----------
              Total           $6,354,960
                              ----------
                              ----------

NOTE 4 - CASH FLOW DISCLOSURES

Cash and cash equivalents consist of cash in the Company's various checking and savings accounts as well as cash on hand. Interest expense paid in 1995 was $1,500.

NOTE 5 - RETAINED EARNINGS

The balance of retained earnings consists of the following:

    Accumulated Adjustments Account,
         September 30, 1994                  $ 670,827
    Net Income for Year Ended
         September 30, 1995                     54,741
    Distributions to Shareholders             (516,222)
                                             ---------
    Accumulated Adjustment Account,
         September 30, 1995                  $ 209,346
                                             ---------
                                             ---------

NOTE 6 - CONTINGENT LIABILITIES

    (A)  SELF INSURANCE
         The Company is self insured for Workmen's Compensation Insurance through an indemnification agreement with the Georgia Self Insurers Guaranty Trust Fund. Each restaurant deposits funds monthly into an account specifically established for the purpose of paying expenses and other claims under this agreement. At September 30, 1995, the account balance was $87,535. The Company's maximum liability per occurrence is $250,000.

    (B)  LETTER OF CREDIT
         The Company has established an irrevocable letter of credit for up to $250,000 with NationsBank for the benefit of the Georgia Self Insurers Guaranty Trust Fund under the self-insurance agreement disclosed in
         Note 6(A) above.  This letter of credit is automatically extended each

                             WW SERVICES, INC.
                       NOTES TO FINANCIAL STATEMENTS
                             SEPTEMBER 30, 1995


NOTE 6 - CONTINGENT LIABILITIES (Continued)

         February for a one year period at the election of NationsBank and is currently extended through February 1, 1996.

    (C)  CASH BALANCES
         The Company maintains its cash balances at various financial institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 1995, the Company's uninsured cash balances totaled $59,875.

                               THIGPEN & LANIER
                         CERTIFIED PUBLIC ACCOUNTANTS
                         201 SOUTH ZETTEROWER AVENUE
                                P. O. BOX 505
                         STATESBORO, GEORGIA   30458
                                (912) 489-8756
                                 FAX 489-1243

Mr. Robert L. Wiggins, Sr.
Wiggins Enterprises, Inc.
Baxley, Georgia


We have audited the accompanying balance sheet of Wiggins Enterprises, Inc. (a corporation) as of September 30, 1995 and the related statements of income, retained earnings, and cash flows for the nine months then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wiggins Enterprises, Inc. as of September 30, 1995, and the results of its operations and its cash flows for the nine months then ended in conformity with generally accepted accounting principles.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule of General and Administrative Expenses on Page 6 is presented for the purposes of additional analysis and is not a required part of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

THIGPEN & LANIER, CPAs

/s/ Thigpen & Lanier

January 12, 1995

                                                                       EXHIBIT A

                              WIGGINS ENTERPRISES, INC.
                                    BALANCE SHEET
                                  SEPTEMBER 30, 1995
- --------------------------------------------------------------------------------

                                        ASSETS

CURRENT ASSETS:
    Cash                                          1,492,653
    Note receivable                                  25,000
    Notes receivable - related parties               13,889
    Advances to employees                             4,980
    Inventory                                       120,450
    Accrued interest receivable                       2,327
    Worker's compensation reserve                   119,738
    Prepaid income taxes                            173,865
    Investment in marketable securities             236,953
    Allowance to reduce marketable securities
         to market value                            (36,963)
                                                   --------
              Total Current Asssets                            2,152,892

PROPERTY, PLANT AND EQUIPMENT
    Leasehold improvements                           16,530
    Furniture and fixtures                           12,217
    Machinery and equipment                         134,306
                                                   --------

    Less accumulated depreciation                   163,053
                                                    (27,122)
                                                   --------
         Total Property, Plant and Equipment                     135,931

OTHER ASSETS:
    Deposits                                         14,932
    Franchise fees                                  140,000
    Goodwill                                        637,358
    Loan costs                                       18,620
                                                   --------
                                                    810,910
    Less accumulated amortization                  (173,061)
                                                   --------
         Total Other Assets                                      637,849
                                                             -----------
              TOTAL ASSETS                                   $ 2,926,672
                                                             -----------
                                                             -----------






                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountants' Audit Report.

                                                                       EXHIBIT A
                              WIGGINS ENTERPRISES, INC.
                                BALANCE SHEET (cont'd)
                                  SEPTEMBER 30, 1995
- --------------------------------------------------------------------------------

                                   LIABILITIES AND
                                 STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable                           $  230,287
    Accounts payable - related parties             12,707
    Estimated liability from pending
         litigation                                 7,500
    Notes payable                                  36,314
    Notes payable - related parties               159,873
    Accrued interest payable                       10,872
    Sales tax payable                              59,890
    Accrued wages payable                         100,917
    Payroll taxes withheld and accrued             18,739
    Garnishment                                       857
                                               ----------
         Total Current Liabilities                            $  637,956


LONG TERM LIABILITIES:
    Notes payable                                                558,473
                                                              ----------
TOTAL LIABILITIES                                              1,196,429


STOCKHOLDERS' EQUITY:
    Common stock, $1 par value,
      1,500,00 shares authorized,
      1,111,599 shares issued and
      outstanding                               1,111,599
    Retained earnings                             618,644
                                               ----------
         Total stockholders' equity                            1,730,243
                                                              ----------

              TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                            $2,926,672
                                                              ----------
                                                              ----------



                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountants' Audit Report.

                                                                       EXHIBIT B

                              WIGGINS ENTERPRISES, INC.
                                 STATEMENT OF INCOME
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
- --------------------------------------------------------------------------------

SALES                                                        $10,153,639

COST OF GOODS SOLD                                             2,983,899
                                                             -----------
GROSS PROFIT                                                   7,169,740

LESS GENERAL AND ADMINISTRATIVE EXPENSES
    Schedule 1                                                 6,923,932
                                                             -----------

NET INCOME FROM OPERATIONS                                       245,808

OTHER INCOME:
    Advertising                                  126,618
    Intercompany management fees                 547,342
    Interest                                      71,079
    Miscellaneous                                  2,009
    Vendor's compensation                         11,360
    Unrealized gain on marketable
         securities                                1,013
                                                 -------
              Total Other Income                                 759,421

OTHER EXPENSES:
    Estimated loss from pending
         litigation                                1,869
    Loss due to theft                              3,581
                                                 -------
              Total Other Expenses                                 5,450
                                                             -----------

NET INCOME BEFORE PROVISION
    FOR INCOME TAXES                                             999,779

PROVISION FOR INCOME TAXES:
    Federal income tax                           323,907
    State income tax                              57,228
                                                 -------
         Total provision for income taxes                        381,135
                                                             -----------

NET INCOME                                                   $   618,644
                                                             -----------
                                                             -----------





                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountant's Audit Report.

                                                                       EXHIBIT C

                              WIGGINS ENTERPRISES, INC.
                            STATEMENT OF RETAINED EARNINGS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
- --------------------------------------------------------------------------------

Retained Earnings at January 1, 1995                        $      0

Net Income                                                   618,644

Retained Earnings at September 30, 1995                     $618,644
                                                            --------
                                                            --------













                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountants' Audit Report.

                                                                       EXHIBIT D
                              WIGGINS ENTERPRISES, INC.
                               STATEMENT OF CASH FLOWS
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995
- --------------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
    Net Income                                               $ 618,644
    Adjustment to reconcile net income to net
         cash provided by operating activities
         Depreciation                                           27,122
         Amortization                                           51,881
         Unrealized gain on marketable securities               (1,013)
         Estimated loss on marketable securities                 1,869
         Loss due to theft                                       3,581
         (Increase) Decrease in:
              Advances to employees                                865
              Accrued interest receivable                       (2,327)
              Inventory                                         (4,611)
              Worker's compensation reserve                    (28,967)
              Prepaid expenses                                (165,474)
              Deposits                                          (8,307)
         Increase (Decrease) in:
              Accounts payable                                 (75,162)
              Accounts payable - related parties                12,707
              Accrued interest payable                          10,872
              Accrued property taxes                            (7,360)
              Sales tax payable                                 (5,618)
              Accrued wages payable                            (63,420)
              Payroll taxes withheld and accrued                 6,722
              Garnishment and other withholdings
                payable                                            541
                                                              --------
                   NET CASH PROVIDED BY OPERATING ACTIVITIES              $  372,545

CASH FLOWS FROM INVESTING ACTIVITIES
    Purchase of leasehold improvements                         (16,530)
    Purchase of furniture and fixtures                         (12,217)
    Purchase of machinery and equipment                       (134,306)
    Purchase of marketable securities                           (2,048)
                                                              --------
                   NET CASH USED BY INVESTING ACTIVITIES                    (165,101)

CASH FLOWS FROM FINANCING ACTIVITIES
    Principle payments on long-term debt                       (20,410)
    Loan Costs                                                  (9,259)
                                                              --------
                   NET CASH USED BY FINANCING ACTIVITIES                     (29,669)
                                                                          ----------
NET INCREASE IN CASH                                                         177,775

BEGINNING CASH BALANCE, JANUARY 1, 1995                                    1,314,878
                                                                          ----------

ENDING CASH BALANCE, SEPTEMBER 30, 1995                                   $1,492,653
                                                                          ----------
                                                                          ----------

                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountants' Audit Report.

                                                                     SCHEDULE 1

                              WIGGINS ENTERPRISES, INC.
                   SCHEDULE OF GENERAL AND ADMINISTRATIVE EXPENSES
                     FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

_______________________________________________________________________________
Advertising                                                       $    845,614
Auto                                                                     2,815
Amortization                                                            51,881
Bank charges                                                             5,057
Casual labor                                                             1,505
Contracted services                                                      4,124
Contributions                                                            1,685
Depreciation                                                            27,122
Dues and publications                                                    4,207
Equipment rental                                                         1,045
Flowers and gifts                                                        3,750
Freight                                                                  1,070
Gas and oil                                                              6,521
Gift certificates                                                        1,109
Insurance                                                              113,953
Interest                                                                58,488
Legal and accounting                                                     7,598
Licenses and permits                                                    18,628
Linen and laundry                                                        9,640
Management fees                                                        547,342
Miscellaneous                                                            5,373
Managers meetings                                                          253
Office supplies                                                         12,802
Pest control                                                             7,310
Postage                                                                  4,113
Rent                                                                   806,225
Repairs and maintenance                                                142,269
Returned checks                                                            125
Royalties                                                              398,580
Salaries                                                             3,032,899
Security                                                                 9,004
Shopper evaluations                                                      5,903
Supplies                                                                35,711
Taxes                                                                  296,089
Telephone                                                               19,540
Training                                                                 2,746
Travel and entertainment                                                53,591
Utilities                                                              361,199
Uniforms                                                                17,046
                                                                  ------------
    TOTAL                                                         $  6,923,932
                                                                  ------------
                                                                  ------------


                       The Notes to Financial Statements are an
                           integral part of this statement.

                            See Accountants' Audit Report.

                              WIGGINS ENTERPRISES, INC.
                        NOTES TO AUDITED FINANCIAL STATEMENTS
                                  SEPTEMBER 30, 1995
_______________________________________________________________________________

NOTE 1   -    SIGNIFICANT ACCOUNT POLICIES
         The Company's accounting policies reflect practices common to the industry and conform to generally accepted accounting principles. The more significant accounting policies are summarized below.

         Accounting Basis - The accrual basis of accounting is used to record income and expenses of the Company.

         Property and equipment - Property and equipment are recorded at cost. Depreciation is computed using the declining balance and the straight line methods. The depreciation methods are designed to amortize the cost of the assets over their useful lives. Expenditures for maintenance and repairs are charged to expense as incurred.

         Inventory - Inventory is stated at the FIFO lower-of-cost-or-market basis, where cost is determined by actual purchase price and market takes into account current values and spoilage.

         Worker's Compensation Reserve - The Company is self-insured for worker's compensation insurance purposes. The Company pays a monthly premium to a bank account held specifically for worker's compensation claims. The plan which governs the self-insurance status has a deductible of $250,000 per incident; the Company is responsible for all claims not covered by the plan. The worker's compensation reserve represents the Company's total premiums paid into the account less disbursements from the account for worker's compensation claims and related expenses.

         Cash - For the purposes of the statement of cash flows, cash is defined as demand deposits at banks and cash held in highly liquid mutual funds.

NOTE 2   -    RELATED PARTY TRANSACTIONS
         Robert L. Wiggins, Sr. owns ninety-one percent of the stock in Wiggins Enterprises, Inc. and Robert L. Wiggins, Jr. and Keith Wiggins own nine percent collectively.

         Wiggins Enterprises, Inc. is comprised of the following restaurants:

              Hardee's of Alma             Hardee's of Kingsland
              Hardee's of Beaufort         Hardee's of Savannah, Hwy 17
              Hardee's of Claxton          Hardee's of Swainsboro
              Hardee's of Glennville       Hardee's of Vidalia
              Hardee's of Hazlehurst       Hardee's of Waycross
              Hardee's of Hinesville       Western Steer of Hazlehurst
              Hardee's of Jesup

              Wiggins Enterprises Management Company is also a component of the corporation.

         Robert L. Wiggins, Sr. is the sole shareholder of Hardee's of Baxley, Inc.

                              WIGGINS ENTERPRISES, INC.
                        NOTES TO AUDITED FINANCIAL STATEMENTS
                                 SEPTEMBER 30, 1995
_______________________________________________________________________________

NOTE 2   -    CONTINUED

         Robert L. Wiggins, Sr. also owns sixty percent interests in W.W. Services, Inc. and W.W. Foods, Inc. which are subchapter S-corporations that operate the businesses and own the real estate of the following fast food restaurants:

              Hardee's of Garden city
              Hardee's of Savannah - Mall Blvd.
              Hardee's of Metter
              Hardee's of Savannah - Oasis Village
              Hardee's of Pooler
              Hardee's of Richmond Hill
              Hardee's of Rincon
              Hardee's of St. Mary's
              Hardee's of Statesboro
              Hardee's of Wilmington Island
              Hardee's of Ridgeland
              Hardee's of Brunswick #1
              Hardee's of Brunswick #2

         Robert L. Wiggins, Sr. owns controlling interests in Bob's Wholesale Supply of Baxley, Inc. and in Bob's Wholesale Supply of Statesboro, Inc. and Southeast Waterworks, Inc.

         Inventory is occasionally transferred between stores and is accounted for by adjusting cost of goods sold and by recording a related party receivable or payable for the amount transferred. As of September 30, 1995, Wiggins Enterprises, Inc. owed $12,707 to the related party restaurants which are controlled by Robert L. Wiggins, Sr.

         The following is a list of notes receivable and notes payable between related parties:

         NOTES RECEIVABLE:
         Wiggins Enterprises, Inc. owns a note receivable from Robert L. Wiggins, Jr. in the amount of $12,635. The note is payable on demand and bears interest at the rate of eight percent per annum. Accrued interest receivable on the note amounted to $756 at September 30, 1995.

         Wiggins Enterprises, Inc. owns a note receivable from Southeast Waterworks, Inc. in the amount of $1,254. The note is payable on demand and bears interest at the rate of eight percent per annum. Accrued interest receivable on the note amounted to $75 at September 30, 1995.

         NOTES PAYABLE:
         The following related-party notes are owed by Wiggins Enterprises,
         Inc.:


                                           Principle       Accrued
                                            Balance        Interest
                                           ---------       --------
Hardee's of Baxley                         $101,067        $7,796
Bob's Wholesale Supply
 of Baxley, Inc.                             29,582         1,770


                          WIGGINS ENTERPRISES, INC.
                    NOTES TO AUDITED FINANCIAL STATEMENTS
                             SEPTEMBER 30, 1995
_______________________________________________________________________________
NOTE 2   -    CONTINUED

         All related party notes are unsecured and are payable on demand and bear interest at eight percent annum.

         Robert L. Wiggins, Sr. incorporated Wiggins Enterprises, Inc. as of January 1, 1995. All real estate and fixed assets that were placed in service before the date of incorporation were retained personally and the corporation pays rent expense for the use of those assets.

NOTE 3   -    NOTE RECEIVABLE
         The Company owns an unsecured note receivable from Southern Computer Hardee's of Vidalia 29,998 Company in the amount of $25,000. The note is payable on demand and bears interest at the rate of eight percent per annum. Accrued interest receivable on the note amounted to $1,496 at September 30, 1995.

NOTE 4   -    INVESTMENT IN MARKETABLE SECURITIES
         The Company has invested in Merrill Lynch mutual funds. The securities are carried at the lower-of-cost-or-market. Market values and original cost of the securities at September 30, 1995 are summarized as follows:


                                                                 Allowance
                                          Market                 to Reduce
                                          Value        Cost      to Market
                                          ------       ----      ---------
Hardee's of Alma                          $29,998     $35,543    $5,545

Hardee's of Claxton                        29,998      35,543     5,545

Hardee's of Hazlehurst                     50,000      59,238     9,238

Hardee's of Hinesville                     29,998      35,543     5,545

Hardee's of Swainsboro                     29,998      35,543     5,545

Hardee's of Vidalia                        29,998      35,543     5,545
                                         --------    --------   -------
       TOTAL                             $199,990    $236,953   $36,963
                                         --------    --------   -------
                                         --------    --------   -------


NOTE 5   -    NOTES PAYABLE


                                         Monthly
                                         Payment
                                        Including   Interest   Secured
                               Amount    Interest     Rate        by
                               ------   ---------   -------    -------
First Union National Bank     $266,018   $3,621      8.75%     Company Assets

Maybeck, Inc.                  328,769    4,450     12.00%     Company Assets
                              --------
    Total Debt                $594,787
                              --------
                              --------


                         WIGGINS ENTERPRISES, INC.
                   NOTES TO AUDITED FINANCIAL STATEMENTS
                            SEPTEMBER 30, 1995
_______________________________________________________________________________

NOTE 5   -    CONTINUED

Schedule of debt Repayment (unrelated parties):


                                                        Year 5
              Year 1     Year 2    Year 3    Year 4    and after   Total
              ------     ------    ------    ------    ---------  -------
Totals       $36,314    $38,251   $41,439   $43,905   $434,878    $594,787
             -------    -------   -------   -------   --------    --------
             -------    -------   -------   -------   --------    --------


NOTE 6   -    PROVISIONS FOR INCOME TAXES
         Wiggins Enterprises, Inc. is a member of a controlled group of corporations which also includes Hardee's of Baxley, Inc., Bob's Wholesale Supply of Baxley, Inc., and Southeast Waterworks, Inc. Wiggins Enterprises, Inc., and Bob's Wholesale Supply of Baxley, Inc. have consented to apportion the corporate income tax brackets evenly, as the other two corporations are subchapter - S entities. Federal and state income taxes for the nine months ended September 30, 1995 were allocated to Wiggins Enterprises, Inc., as follows:


                            Federal        State
                           --------       -------
Current Income Tax         $323,907       $57,228

Estimated Tax Payments      470,000        85,000
                           --------       -------


Prepaid Income Taxes
 Applied to September 30,
 1996                      $146,093       $27,772
                           --------       -------
                           --------       -------


NOTE 7   -    STATEMENT OF CASH FLOWS SUPPLEMENTAL INFORMATION
         Cash paid for interest and income taxes for the twelve months ended September 30, 1995 were $58,488 and $381,135 respectively.

[Letterhead of BDO]



REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS'



Selected Properties of Fast Food Properties, L.P.;
  Fast Food Properties II, L.P.; Ohio Properties, L.P.;
  and Select Properties, L.P. Sold to U.S. Restaurant
  Properties Master L.P.
Conyngham, Pennsylvania

We have audited the accompanying schedule of rental income and direct operating expenses for Selected Properties of Fast Food Properties, L.P.; Fast Food Properties II, L.P.; Ohio Properties, L.P.; and Select Properties, L.P. Sold to U.S. Restaurant Properties Master L.P. in January 1996 for the year ended December 31, 1995. The schedule is the responsibility of the Partnerships' management. Our responsibility is to express an opinion on this schedule based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the schedule is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the schedule. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall schedule presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the schedule referred to above presents fairly, in all material respects, the rental income and direct operating expenses of Selected Properties of Fast Food Properties, L.P.; Fast Food Properties II, L.P., Ohio Properties, L.P.; and Select Properties, L.P. Sold to U.S. Restaurant Properties Master L.P. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.


                                      /s/ BDO SEIDMAN, LLP
                                      -------------------------
                                      BDO Seidman, LLP


April 19, 1996

                                         SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                          U.S. RESTAURANT PROPERTIES MASTER L.P.

                         SCHEDULE OF RENTAL INCOME AND DIRECT OPERATING EXPENSES

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,                                                 1995
- -------------------------------------------------------------------------------
RENTAL INCOME (Notes 1 and 2)
     Minimum                                                      $  1,159,513
     Percentage                                                        240,282
     Real estate taxes                                                 159,612
- -------------------------------------------------------------------------------
TOTAL RENTAL INCOME                                                  1,559,407
- -------------------------------------------------------------------------------
DIRECT EXPENSES
     Real estate taxes                                                 159,612
     Ground leases (Note 3)                                            134,250
- -------------------------------------------------------------------------------
TOTAL DIRECT EXPENSES                                                  293,862
- -------------------------------------------------------------------------------
NET RENTAL OPERATING INCOME                                       $  1,265,545
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                            SEE ACCOMPANYING NOTES TO SCHEDULE.

                                         SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                          U.S. RESTAURANT PROPERTIES MASTER L.P.

                                                               NOTES TO SCHEDULE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
1.   SUMMARY OF     NATURE OF OPERATIONS
     SIGNIFICANT    Selected properties of Fast Food Properties, L.P.; Fast
     ACCOUNTING     Food Properties II, L.P.; Ohio Properties, L.P.;
     POLICIES       and Select Properties, L.P., all Pennsylvania Limited
                    Partnerships ("Selected Partnership Properties"), sold to
                    U.S. Restaurant Properties Master L.P., a Delaware Limited
                    Partnership, in January 1996 are engaged in the business of owning and leasing restaurant facilities in Florida, New
                    York, North Carolina, Ohio and Pennsylvania. The leases provide for annual minimum rentals and contingent rentals based on a percentage of gross sales. The leases are accounted for as operating leases.


2.   RENTAL         All of the tenants currently operate food establishments.
     INCOME         All leases are "triple net" leases which require the lessee to pay all taxes, assessments, insurance, maintenance costs, and other charges related to maintenance, repair, and operation of the properties. Certain information regarding each property is set forth in the table below:



                            MINIMUM
                             ANNUAL                         PERCENTAGE              TERMINATION
LOCATION                     RENTAL                            RENTALS                     DATE
- -----------------------------------------------------------------------------------------------
Miami, FL                 $  83,904            8.5% of sales in excess         August 1999 plus
                                                           of $987,059     one ten-year renewal

Binghamton, NY               56,250             The greater of 8.5% of         October 4, 2009,
                        plus 112.5%                  sales or the then          plus four five-
                     of ground rent                  effective minimum             year renewal
                                                         annual rental                  options

Canton, NC                  102,000                   8.5% of sales in       February 19, 2010,
                                                  excess of $1,200,000      plus four five-year
                                                                                renewal options

Durham, NC                   98,750                   8.5% of sales in         August 30, 2010,
                                                  excess of $1,161,765      plus four five-year
                                                                                renewal options

                                         SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                          U.S. RESTAURANT PROPERTIES MASTER L.P.

                                                               NOTES TO SCHEDULE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            MINIMUM
                             ANNUAL                         PERCENTAGE              TERMINATION
LOCATION                     RENTAL                            RENTALS                     DATE
- -----------------------------------------------------------------------------------------------
Durham Triangle, NC       $ 108,540                   8.5% of sales in         October 11, 2008
                        plus 113.5%               excess of $1,300,000      plus four five-year
                     of ground rent                                             renewal options

Mansfield, OH                48,125             The greater of 8.5% of          March 31, 2010,
                        plus 112.5%                  sales or the then      plus four five-year
                     of ground rent                  effective minimum          renewal options
                                                         annual rental

Central Square, NY          113,125             The greater of 8.5% of       December 31, 2011,
                                                     sales or the then      plus five five-year
                                                     effective minimum          renewal options
                                                         annual rental

Hazleton, PA                 42,000                  8% of gross sales          August 31, 2012
                                                 in excess of $525,000

Canton, OH                   90,000             8.5% of gross sales in         October 31, 2009
                                                  excess of $1,058,824     plus four additional
                                                                             five-year renewals

Clay, NY                     56,797             8.5% of gross sales in           March 31, 2011
                        plus 112.5%               excess of $1,065,259
                     of ground rent

Nanticoke, PA                39,000                     8% of sales in       December 1996 plus
                                                    excess of $487,500   one fifteen or twenty-
                                                                            year renewal option

Old Forge, PA                56,000                 8 1/2% of sales in           September 2008
                                                    excess of $658,823

West Hazleton, PA            49,200                     8% of sales in            May 1997 plus
                                                    excess of $615,000   one fifteen or twenty-
                                                                            year renewal option

                                         SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                          U.S. RESTAURANT PROPERTIES MASTER L.P.

                                                               NOTES TO SCHEDULE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                            MINIMUM
                             ANNUAL                         PERCENTAGE              TERMINATION
LOCATION                     RENTAL                            RENTALS                     DATE
- -----------------------------------------------------------------------------------------------
Cincinnati, OH           $   65,664                 8 1/2% of sales in       December 1999 plus
                                                    excess of $772,518   one fifteen or twenty-
                                                                            year renewal option

                         The following is a schedule of minimum rental income on noncancellable leases as of December 31, 1995:

                                   1996                   $  1,120,418
                                   1997                      1,057,218
                                   1998                      1,037,942
                                   1999                      1,017,565
                                   2000                        895,965
                                   Thereafter                8,439,885
                         -----------------------------------------------------------------------
                                                          $ 13,568,993
                         -----------------------------------------------------------------------
                         -----------------------------------------------------------------------

                                         SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                          U.S. RESTAURANT PROPERTIES MASTER L.P.

                                                               NOTES TO SCHEDULE

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
3.  GROUND LEASES   The ground leases are summarized as follows:

LOCATION                  EXPIRATION                        RENTAL
- --------------------------------------------------------------------------------
Binghamton, NY             10/14/09             $42,550 per year through 9/15/99
                                        $48,932 per year 9/16/99 through 9/15/04
                                       $56,272 per year 9/16/04 through 10/14/09

Durham Triangle, NC        10/11/08             $28,750 per year through 9/30/98
                                        $33,063 per year 10/7/98 through 9/30/03
                                        $38,022 per year 10/1/03 through 9/30/08

Mansfield, OH               3/31/10             $32,500 per year through 3/31/00
                                         $35,000 per year 4/1/00 through 3/31/05
                                         $37,500 per year 4/1/05 through 3/31/10

Clay, NY                    3/31/31             $30,000 per year through 8/31/96
                                         $36,000 per year 9/1/96 through 8/31/01
                                         $43,200 per year 9/1/01 through 8/31/06
                                         $51,840 per year 9/1/06 through 8/31/11
                                         $59,616 per year 9/1/11 through 8/31/16
                                         $68,558 per year 9/1/16 through 8/31/21
                                         $82,270 per year 9/1/21 through 8/31/26
                                         $98,724 per year 9/1/26 through 3/31/31

                   The future minimum rental commitments as of December 31, 1995 are as follows:

                          1996                   $  135,800
                          1997                      139,800
                          1998                      140,878
                          1999                      145,974
                          2000                      152,370
                          Thereafter              3,052,507
                   ----------------------------------------------
                                                 $3,767,329
                   ----------------------------------------------
                   ----------------------------------------------

4.  RELATED PARTY          A General Partner of the selling partnerships is a
    TRANSACTIONS           shareholder of the entity which is the tenant of the
                           Old Forge, PA property.

INDEPENDENT AUDITORS'
REPORT ON
SUPPLEMENTAL MATERIAL



Selected Properties of Fast Food Properties, L.P.; Fast
  Food Properties II, L.P.; Ohio Properties, L.P.; and
  Select Properties, L.P. Sold to U.S. Restaurant Properties
  Master L.P.
Conyngham, Pennsylvania

Our audit of the basic schedule of rental income and direct operating expenses included in the preceding section of this report was performed for the purpose of forming an opinion on the schedule taken as a whole. The supplemental material presentation in the following section of this report is presented for purposes of additional analysis and is not a required part of the schedule of rental income and direct operating expenses. Such information has been subjected to the auditing procedures applied in the audit of the basic schedule of rental income and direct operating expenses and, in our opinion, is fairly stated in all material respects in relation to the basic schedule taken as a whole.

                                  /s/  BDO SEIDMAN, LLP
                                  ------------------------------
                                  BDO Seidman, LLP
                                  Accountants and Consultants

Philadelphia, Pennsylvania
April 19, 1996

                                     SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                           U.S. RESTAURANT PROPERTIES M.L.P.

                                               SCHEDULE OF RENTAL INCOME AND
                                     DIRECT OPERATING EXPENSES - BY LOCATION

- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

YEAR ENDED DECEMBER 31,
- -------------------------------------------------------------------------------------------------------------------------
                                                                                                                   DURHAM
                                                  MIAMI    BINGHAMTON    MANSFIELD    HAZLETON        DURHAM     TRIANGLE
                                      TOTAL          FL            NY           OH          PA            NC           NC
- -------------------------------------------------------------------------------------------------------------------------
Rental income
 Minimum                         $1,159,513    $ 83,904      $104,119     $ 84,033     $42,000      $ 98,750     $141,171
 Percentage                         240,282      14,817            --       34,906      20,591            --           --
 Real estate tax                    159,612      18,597        24,255        2,615       9,640        10,014        9,478
- -------------------------------------------------------------------------------------------------------------------------
Total rental income               1,559,407     117,318       128,374      121,554      72,231       108,764      150,649
- -------------------------------------------------------------------------------------------------------------------------
Direct expenses
 Real estate taxes                  159,612      18,597        24,255        2,615       9,640        10,014        9,478
 Ground lease                       134,250          --        42,550       32,950          --            --       28,750
- -------------------------------------------------------------------------------------------------------------------------
Total direct expenses               293,862      18,597        66,805       35,565       9,640        10,014       38,228
- -------------------------------------------------------------------------------------------------------------------------
NET RENTAL OPERATING INCOME      $1,265,545    $ 98,721      $ 61,569     $ 85,989     $62,591      $ 98,750     $112,421
- -------------------------------------------------------------------------------------------------------------------------
- -------------------------------------------------------------------------------------------------------------------------

                                     SELECTED PARTNERSHIP PROPERTIES SOLD TO
                                           U.S. RESTAURANT PROPERTIES M.L.P.

                                               SCHEDULE OF RENTAL INCOME AND
                         DIRECT OPERATING EXPENSES - BY LOCATION (Continued)

- ----------------------------------------------------------------------------
- ----------------------------------------------------------------------------

                                                                                                    1995
- --------------------------------------------------------------------------------------------------------

            CENTRAL                                                          OLD                    WEST
             SQUARE       CANTON      CANTON       CLAY    CINCINNATI      FORGE    NANTICOKE   HAZLETON
                 NY           NC          OH         NY            OH         PA           PA         PA
- --------------------------------------------------------------------------------------------------------
           $113,125     $102,000     $90,000    $90,547       $65,664    $56,000      $39,000    $49,200
                 --       29,345       8,656     20,239        22,290     31,325       50,022      8,091
             25,385        3,805       3,442     11,394         7,500     11,176       13,211      9,100
- --------------------------------------------------------------------------------------------------------
            138,510      135,150     102,098    122,180        95,454     98,501      102,233     66,391
- --------------------------------------------------------------------------------------------------------

             25,385        3,805       3,442     11,394         7,500     11,176       13,211      9,100
                 --           --          --     30,000            --         --           --         --
- --------------------------------------------------------------------------------------------------------
             25,385        3,805       3,442     41,394         7,500     11,176       13,211      9,100
- --------------------------------------------------------------------------------------------------------
           $113,125     $131,345     $98,656    $80,786       $87,954    $87,325      $89,022    $57,291
- --------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Motel Enterprises, Inc.

We have audited the statement of direct revenues and operating expenses (defined as being operating revenues less direct operating expenses) applicable to stores to be acquired by U.S. Restaurant Properties Master, L.P. for the year ended December 31, 1995. This financial statement is the responsibility of the management of Motel Enterprises, Inc. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of revenues and certain expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures of the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of direct revenues and operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of U.S. Restaurant Properties Master, L.P. As described in Note 1 to the accompanying statement of direct revenues and operating expenses, such statement is not intended to be a complete presentation of revenues and expenses of the stores.

In our opinion, such statement of direct revenues and operating expenses presents fairly, in all material respects, the direct revenues and certain expenses, as defined above, of the Applicable Stores to be acquired by U.S. Restaurant Properties Master, L.P. for the year ended December 31, 1995, in conformity with generally accepted accounting principles.



/s/ WILLIAM C. LOVE, CPA
- --------------------------------------
William C. Love, CPA

Austin, Texas
April 25, 1996

                             MOTEL ENTERPRISES, INC.
               STATEMENT OF DIRECT REVENUES AND OPERATING EXPENSES
                     APPLICABLE TO STORES TO BE ACQUIRED BY
               U.S. RESTAURANT PROPERTIES MASTER, L.P. (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                          YEAR ENDED DECEMBER 31, 1995


Store Sales                                                    $13,577

     Costs and Expenses:

     Cost of Food (Note 2)                                       4,911
     Labor                                                       4,164
     Advertising and Franchise Royalties                           935
     Utilities                                                     828
     Rent (Note 3)                                                 587
     Repairs and Maintenance                                       437
     Insurance                                                     162
     Other Expenses                                                463
                                                               -------
          Total Costs and Expenses                              12,487
                                                               -------
          Excess of Store Sales Over/Above
            Direct Operating Expenses                          $ 1,090
                                                               -------
                                                               -------


See accompanying notes to Statement of Direct Revenues and Operating Expenses.

                             MOTEL ENTERPRISES, INC.                      PAGE 2
               STATEMENT OF DIRECT REVENUES AND OPERATING EXPENSES
                     APPLICABLE TO STORES TO BE ACQUIRED BY
               U.S. RESTAURANT PROPERTIES MASTER, L.P. (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                          YEAR ENDED DECEMBER 31, 1995

1)   BASIS OF PRESENTATION

     The accompanying Statement of Direct Revenues and Operating Expenses include only the thirty-nine (39) store locations being acquired by U.S. Restaurant Properties Master L.P. The Statement does not include any revenues or expenses related to the remaining fifteen (15) stores owned by Motel Enterprises, Inc. (Motel). The accompanying Statement of Direct Revenues and Operating Expenses represent only the stores being acquired and do not include depreciation, interest expense, non-store income, and allocated general and administrative expenses. The significant accounting policies of Motel Enterprises, Inc. are as follows:

          SALES

          The accrual basis of accounting is used for recognition of all sales as such sales are completed transactions at the point of sale.

          FRANCHISE ROYALTIES

          Royalties are based on a percentage of sales revenue in accordance with the franchise agreements.


2)   COST OF FOOD

     The cost of food included a 4.5% premium charged by the supplier who is a related party. In 1995, had Motel purchased its food from an independent third party, food costs for these stores would have been reduced by approximately $576,000.


3)   RENT

     This includes approximately $489,000 of rent expense allocated to the stores by Motel. The stores are not rented from unrelated parties.

                       PRO FORMA FINANCIAL INFORMATION


     The following December 31, 1995 unaudited Pro Forma Consolidated Balance Sheet of U.S. Restaurant Properties, Master L.P. (the "Partnership") consists of the Partnership's December 31, 1995 balance sheet adjusted on a pro forma basis to reflect as of December 31, 1995: (a) the purchase of 27 properties since January 1, 1996 and the acquisition of 105 properties under binding contracts with the assumption of related ground leases (all of which are treated as operating leases); (b) the issuance of 327,836 Units in connection with the purchase of 27 properties since January 1, 1996; (c) the issuance and sale by the Partnership in this Offering of 1,800,000 Units and the application of the net proceeds therefrom; and (d) additional borrowings to purchase the Acquisition Properties. The unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Partnership would have been at December 31, 1995 had all of these transactions occurred and it does not purport to represent the future financial position of the Partnership.

     The unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1995 is presented as if the following had occurred as of January 1, 1995: (a) the purchase of 16 properties acquired on various dates from March 1995 through December 1995; (b) the purchase of 27 properties completed since January 1, 1996 and the acquisition of 105 properties under contract with the assumption of related ground leases (all of which are treated as operating leases); (c) the issuance and sale by the Partnership in this Offering of 1,800,000 Units and the application of the net proceeds therefrom; and (d) additional borrowings to purchase the Acquisition Properties. The purchase and operations of the Acquisition Properties are being included in the pro forma financial statements because
(a) 27 of such properties have already been acquired and (b) the proceeds of the Offering are being used to acquire the 105 properties under contract and the Partnership presently intends to consummate such acquisitions. The unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what the actual results of operations of the Partnership would have been assuming the transactions described above had been completed as of January 1, 1995 nor do they purport to represent the results of operations for future periods.

     These pro forma consolidated financial statements should be read in conjunction with all of the financial statements and the notes thereto contained elsewhere in this Prospectus. In management's opinion, all adjustments necessary to properly reflect the above indicated transactions have been made.

                         U.S. RESTAURANT PROPERTIES, MASTER LP

                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                  DECEMBER 31, 1995
                                     (Unaudited)

                                    (In thousands)

                                                         ACQUISITIONS/
                                                          OFFERING          PRO
                                           HISTORICAL   ADJUSTMENTS (a)    FORMA
                                           ----------   ---------------   --------
Assets

Cash                                          $     7      $              $      7
Receivables, net                                  951                          951
Purchase deposits                               1,792       (1,792)(b)           0
Prepaid expenses                                  315                          315
Notes receivable                                  269                          269
Net investment in direct financing leases      19,371                       19,371
Land                                           27,493       28,460 (c)      55,953
Buildings and leasehold improvements, net       6,257       34,763 (c)      41,020
Machinery and equipment, net                      224        3,468 (c)       3,692
Intangibles, net                               14,804        6,144 (c)      20,948
                                              -------      -------        --------
                                              $71,483      $71,043        $142,526
                                              -------      -------        --------
                                              -------      -------        --------

Liabilities and Partners' Capital

Accounts payable                              $   677      $              $    677
Line of credit                                 10,931       25,522 (d)      36,453
Capitalized lease obligations                     562            0             562

General Partners' capital                       1,241                        1,241
Limited Partners' capital                      58,072       45,521 (e)     103,593
                                              -------      -------        --------
                                              $71,483      $71,043        $142,526
                                              -------      -------        --------
                                              -------      -------        --------

____________________

(a) Reflects pro forma adjustments for acquisitions and related tenant and ground leases on the preliminary assessment that all such leases represent operating leases. Final determination of the proper classification of leases is subject to the completion of the acquisition transactions.

(b) Application of $1,792 of purchase deposits to the purchase price of 27 properties purchased since January 1, 1996 and 105 properties under binding contracts.

(c) Purchase price of 27 properties acquired since January 1, 1996, and for 105 properties under binding contracts.

(d) Increase in borrowings to finance the acquisition of 27 properties completed since January 1, 1996 and for 105 properties under binding contracts.

(e) Recording the issuance of 327,836 Units in connection with the acquisition of certain properties since January 1, 1996 valued at approximately $20 per Unit (the market price of the Units issued at the respective dates of acquisition which approximates the guaranteed value of the Units discounted to reflect the present value on the dates the Units were issued) and the net proceeds relating to the issuance of 1,800,000 Units to be issued in this Offering at an assumed market price of $23 per Unit, less underwriters' discounts and commissions and offering costs.

                           U.S. RESTAURANT PROPERTIES, MLP

                 PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                         FOR THE YEAR ENDED DECEMBER 31, 1995
                                     (Unaudited)

                       (In thousands except for per unit data)

                                                                           ACQUISITIONS/
                                                     1995                     OFFERING       PRO
                                     HISTORICAL  ACQUISITIONS   ADJUSTED   ADJUSTMENTS(c)   FORMA
                                     ----------  ------------   --------   --------------  -------
Total Revenues                         $9,780      $1,280 (a)   $11,060      $10,436 (d)   $21,496

Rent                                    1,405         123 (a)     1,528          645 (d)     2,173
Depreciation and amortization           1,541         291 (a)     1,832        2,822 (d)     4,654
Taxes, general and administrative       1,419         114 (a)     1,533          716 (d)     2,249
Interest expense (income), net            192         687 (a)       879        1,807 (e)     2,686
                                       ------      ------       -------      -------       -------
Total expenses                          4,557       1,215         5,772        5,990        11,762

Net income                             $5,223      $   65       $ 5,288      $ 4,446       $ 9,734
                                       ------      ------       -------      -------       -------
                                       ------      ------       -------      -------       -------
Net income allocable to unitholders    $5,119                   $ 5,183                    $ 9,541
                                       ------                   -------                    -------
                                       ------                   -------                    -------
Average number of units outstanding     4,638          54 (b)     4,680        2,128 (f)     6,808
                                       ------      ------       -------      -------       -------
                                       ------      ------       -------      -------       -------
Net income per unit                    $ 1.10                   $  1.11                    $  1.40
                                       ------                   -------                    -------
                                       ------                   -------                    -------

____________________

(a) Revenues relating to 16 properties acquired on various dates from March 1995 through December 1995.

(b) In connection with the acquisition of three properties, 54,167 Units were issued.

(c) Reflects pro forma adjustments for acquisitions and related tenant and ground leases on the preliminary assessment that all such leases represent operating leases. Final determination of the proper classification of leases is subject to the completion of the acquisition transactions.

(d) Results of operations for the acquisition of 27 properties completed since January 1, 1996, and for 105 properties under binding contracts.

(e) Adjustment for interest expense as a result of the proceeds of the Offering and purchase of the Acquisition Properties. The $40 million line of credit bears interest at 1.8 percentage points above LIBOR. For pro forma purposes, the Partnership's average interest rate of 7.7% on the line of credit for 1995 is used. The LIBOR rate as of April 16, 1996 approximates 5.5%.

(f) Reflects the 1,800,000 Units to be issued in the Offering and 327,836 Units issued in conjunction with acquisitions completed since January 1, 1996.